Exhibit 5.1

[Letterhead of Edwards Angell Palmer & Dodge LLP]

January 25, 2006

AirNet Communications Corporation

3950 Dow Road

Melbourne, Florida 32934

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to AirNet Communications Corporation, a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on January 25, 2006 for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), up to: (a) 3,007,519 shares (the “Note Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) underlying the Company’s amended and restated minimum borrowing note (the “Note”) dated November 8, 2005, and amended and restated on as of December 30, 2005, and (b) 964,187 shares (the “Warrant Shares”) of Common Stock underlying certain warrants (the “Warrants”) issued on November 8, 2005 to purchase shares of Common Stock.

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Note Shares, if and when issued upon conversion in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable, and that the Warrant Shares, if and when issued and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Note Shares and the Warrant Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

EDWARDS ANGELL PALMER & DODGE LLP